Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-215770 on Form S-8 of Varex Imaging Corporation of our report dated December 20, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Varex Imaging Corporation's Annual Report on Form 10-K for the year ended September 27, 2019.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 18, 2020